UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2014

KELLY SERVICES, INC.

---------------------------------------------------------------------

(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
--------------------	--------------	------------------
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

-------------------------------------------------------------------------------

(Address of principal executive offices)

(Zip Code)

(248) 362-4444

----------------------------------------------------------------------

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Kelly Services, Inc. (the “Company”) announced today that Terence E. Adderley, Executive Chairman and Chairman of the Board, entered into a pre-arranged stock trading plan to sell a limited amount of the Company’s shares of Class A Common Stock, par value $1.00 per share (the “Class A Common Stock”). The trading plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plan”). The primary purpose of the 10b5-1 Plan is to provide liquidity to pay off the remaining estate taxes in connection with the estate of Margaret Kelly.

The 10b5-1 Plan allows for the sale of a maximum of 1,000,000 shares of Class A Common Stock subject to certain specified conditions. Sales pursuant to the 10b5-1 Plan are expected to begin as early as March 17, 2014 and end no later than March 17, 2015. The 10b5-1 Plan may terminate sooner in accordance with its terms.

Mr. Adderley currently beneficially owns 3,498,235 shares of Class A Common Stock and 3,213,365 shares of Class B Common Stock, par value $1.00 per share (“Class B Common Stock”) representing 10.3% and 93.1% of the outstanding shares of Class A Common Stock and Class B Common Stock, respectively, as of February 28, 2014. If Mr. Adderley completes the planned sales of the Class A Common Stock under the 10b5-1 Plan, he would beneficially own 2,498,235 shares of Class A Common Stock representing 7.3% of the outstanding shares of Class A Common Stock as of February 28, 2014.

Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: March 5, 2014	/s/ James M. Polehna
James M. Polehna
Vice President and Corporate Secretary

3